UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 30, 2005

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 30, 2005, pursuant to an Agreement and Plan of Merger dated December 2, 2005 among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation, a wholly owned subsidiary of RSA Security, and Andrew Zalasin, in his capacity as the Cyota stockholders’ representative (the "Merger Agreement"), RSA Security Inc. acquired all of the outstanding capital stock of Cyota, Inc., and Powder Acquisition Corporation merged with and into Cyota, with Cyota continuing as the surviving corporation and a wholly owned subsidiary of RSA Security (the "Merger").

Pursuant to the Merger Agreement, each share of Cyota common stock outstanding before the consummation of the Merger was converted into the right to receive $0.5176 in cash. RSA Security paid $128.8 million in cash in the aggregate for all of the outstanding capital stock of Cyota and $5.5 million in cash to fund a three-year retention pool. In addition, RSA Security assumed all outstanding Cyota stock options, with a value of approximately $10.7 million. The Cyota stock options were exercisable for approximately 954,088 shares of RSA Security common stock as of December 30, 2005, 628,880 of which shares were fully vested at that date and 325,208 of which shares vest over the next four years.

Pursuant to the Merger Agreement, RSA Security deposited $13.6 million of the cash consideration paid for Cyota’s outstanding capital stock into an escrow fund to secure certain indemnification obligations of the former stockholders of Cyota and to satisfy certain obligations of the former stockholders of Cyota to adjust the base purchase price. On or about December 30, 2006, the balance of the escrow fund in excess of any amounts held for unresolved claims will be distributed to the former stockholders of Cyota.

RSA Security issued a press release announcing the Merger on December 30, 2005, which press release is attached to this Report as Exhibit 99.1 and incorporated herein by reference.

This description of the Merger is not a complete statement of the parties’ rights or obligations under the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as an exhibit to Amendment No. 1 to RSA Security’s Current Report on Form 8 K dated December 2, 2005, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The financial statements required by this item are not filed with this initial Report. RSA Security will file the required financial statements by amendment to this Report no later than March 17, 2006.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item is not filed with this initial Report. RSA Security will file the required financial statements by amendment to this Report no later than March 17, 2006.

(d) Exhibits

See the Exhibit Index attached to this Report.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

December 30, 2005	By:	/s/Arthur W. Coviello, Jr.

Name: Arthur W. Coviello, Jr.
Title: President and Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 2, 2005, among RSA Security Inc., Cyota, Inc., Powder Acquisition Corporation and Andrew Zalasin in his capacity as the Cyota stockholders' representative (previously filed with the Securities and Exchange Commission on December 7, 2005 as an exhibit to Amendment No. 1 to RSA Security's Current Report on Form 8-K/A, and incorporated herein by reference).
99.1	Press release, dated December 30, 2005, issued by RSA Security Inc.